Investor Relations Contacts:
Keith Terreri, Vice President - Finance & Treasurer
Jim Mathias, Director - Investor Relations
214-570-4641
investor_relations@metropcs.com

METROPCS ISSUES STATEMENT

DALLAS (October 2, 2012) - MetroPCS Communications, Inc. (NYSE: PCS) today issued the following statement:

“MetroPCS today confirmed that it is in discussions with Deutsche Telekom regarding an agreement to combine T-Mobile USA and MetroPCS. There can be no assurances that any transaction will result from these discussions, and the Company does not intend to comment further unless and until an agreement is reached.”

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of no annual contract, unlimited wireless communications service for a flat-rate. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served. With Metro USA(SM), MetroPCS customers can use their service in areas throughout the United States covering a population of over 280 million people. As of June 30, 2012, MetroPCS had approximately 9.3 million subscribers. For more information please visit www.metropcs.com.